Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use of my report dated September 25, 2009 on the financial statements of PSM Holdings, Inc. for the years ended June 30, 2008 and 2009 included in the registration statement of PSM Holdings, Inc. on Post-Effective Amendment No. 1 Form S-1/A and to the reference to my firm under the heading “Experts” in the prospectus.

Accounting & Consulting Group, LLP
Certified Public Accountants

Carlsbad, New Mexico
October 23, 2009